As filed with the Securities and Exchange Commission on December 2, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Domino’s Pizza, Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-2511577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

(734) 930-3030

(Address, including zip code, and telephone number, including area code of principal executive offices)

J. Patrick Doyle

President and Chief Executive Officer

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

(734) 930-3030

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Craig E. Marcus

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Telephone (617) 951-7000

Fax (617) 951-7050

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share

(1)	An indeterminate aggregate amount and initial offering price of common stock is being registered as may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

Domino’s Pizza, Inc.

Common stock

We may offer and sell from shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

This prospectus describes the general manner in which we may sell shares of our common stock. The specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “DPZ.” On December 1, 2016, the last sale price of our common stock as reported on the New York Stock Exchange was $168.70 per share.

Investing in our common stock involves substantial risk. Please read “Risk factors” beginning on page 1 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 2, 2016

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and any accompanying prospectus supplement is current only as of the date of the applicable document.

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ABOUT THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “Domino’s,” “Domino’s Pizza,” “we,” “us” and “our” refer to Domino’s Pizza Inc. and its consolidated subsidiaries.

This prospectus supplement and the prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may from time to time sell common stock in one or more offerings. This prospectus provides you with a general description of our common stock. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where you can find more information.”

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RISK FACTORS

Investing in our common stock involves a high degree of risk. See “Item 1A — Risk Factors” in our most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q, each of which are incorporated by reference in this prospectus and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein include statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, the “PSLRA”). These forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements and such forward-looking statements are being made pursuant to the provisions of the PSLRA and with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “potential,” “outlook” and similar terms and phrases, including references to assumptions, are forward-looking statements. These forward-looking statements address various matters including information concerning future results of operations and business strategy, and statements about our ability to complete our “Pizza Theater” store redesign, the expected demand for future pizza delivery, our expectation that we will meet the terms of our agreement with our third-party supplier of pizza cheese, our belief that alternative third-party suppliers are available for our key ingredients in the event we are required to replace any of our supply partners, our intention to continue to enhance and grow online ordering, digital marketing and technological capabilities, our expectation that there will be no material capital expenditures for environmental control facilities, our plans to expand international operations in many of the markets where we currently operate and in selected new markets, our expectation that the contribution rate for advertising fees payable to DNAF will remain in place for the foreseeable future and our expectation that we will use our unrestricted cash and cash equivalents, restricted cash amounts pledged as collateral for letters of credit, ongoing cash flows from operations and available borrowings under the 2015 Variable Funding Notes to, among other things, fund working capital requirements, invest in our core business, pay dividends and repurchase our common stock.

Forward-looking statements relating to our anticipated profitability, the growth of our international business, ability to service our indebtedness, our operating performance, trends in our business and other descriptions of future events reflect management’s expectations based upon currently available information and data. While we believe these expectations and projections are based on reasonable assumptions, such forward-looking statements are inherently subject to risks, uncertainties and assumptions about us, including the risk associated with the risk factors referred to in the “Risk Factors” section of this prospectus.

Actual results may differ materially from those in the forward looking statements as a result of various factors, including but not limited to, the following:

•	our substantial increased indebtedness as a result of the 2012 recapitalization and the 2015 recapitalization and our ability to incur additional indebtedness or refinance that indebtedness in the future;

•	our future financial performance;

•	the success of our marketing initiatives;

•	our future cash needs;

•	our ability to maintain good relationships with our franchisees;

•	our ability to successfully implement cost-saving strategies;

•	increases in our operating costs, including cheese, fuel and other commodity costs and the minimum wage;

•	our ability to compete domestically and internationally in our intensely competitive industry;

•	additional risk precipitated by international operations;

•	our ability to retain or replace our executive officers and other key members of management and our ability to adequately staff our stores and supply chain centers with qualified personnel;

•	our ability to pay principal and interest on our substantial debt;

•	our ability to find and/or retain suitable real estate for our stores and supply chain centers;

•	adverse legislation, regulation or publicity;

•	adverse legal judgments or settlements;

•	food-borne illness or contamination of products;

•	data breaches or other cyber risks;

•	the effect of war, terrorism or catastrophic events;

•	our ability to pay dividends;

•	changes in consumer taste, demographic trends and traffic patterns; and

•	adequacy of insurance coverage.

All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. We will not undertake and specifically decline any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

Forward-looking statements speak only as of the date of this prospectus. Except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus, whether as a result of new information, future events or otherwise. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this prospectus or that may be made elsewhere from time to time by, or on behalf of, us. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale of our common stock by this prospectus for general corporate purposes. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF CAPITAL STOCK, CERTIFICATE OF INCORPORATION AND BY-LAWS

General

The total amount of our authorized capital stock consists of 160,000,000 shares of common stock, 10,000,000 shares of non-voting common stock, and 5,000,000 shares of undesignated preferred stock. As of November 6, 2016, we had outstanding 48,193,386 shares of common stock held by 1,214 stockholders of record and 17,754 shares of non-voting common stock held by 5 stockholders of record and we had outstanding options to purchase 2,483,149 shares of common stock at a weighted average exercise price of $42.50 per share. We had no shares of preferred stock outstanding. Our non-voting common stock was issued to certain securityholders who acquired these shares, or options exercisable for such shares, prior to our initial public offering and we do not expect to issue any additional shares of our non-voting common stock.

The following summary describes the material provisions of our capital stock. We urge you to read our certificate of incorporation and our by-laws, which are included as exhibits to the registration statement of which this prospectus forms a part, together with the applicable provisions of the Delaware General Corporation Law, as amended.

Our certificate of incorporation and by-laws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by our board of directors. These provisions include elimination of stockholder action by written consents, elimination of the ability of stockholders to call special meetings, advance notice procedures for stockholder proposals and supermajority vote requirements for amendments to our certificate of incorporation and by-laws.

Common Stock

Shares of our common stock have the following rights, preferences and privileges:

Voting Rights. Each outstanding share of common stock (other than shares of non-voting common stock held by certain securityholders that acquired these shares, or options exercisable for such shares, prior to our initial public offering) entitles its holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors. There are no cumulative voting rights. Our voting common stock votes together as one class on all matters.

Conversion Rights of Non-Voting Common Stock. All shares of non-voting common stock are convertible into shares of our common stock upon transfer to a non-affiliate of the holder or otherwise in a brokerage transaction. We do not expect to issue any additional shares of our non-voting common stock.

Dividends. Subject to the rights of the holders of any preferred stock which may be outstanding from time to time, the holders of common stock are entitled to receive dividends as, when and if dividends are declared by our board of directors out of assets legally available for the payment of dividends.

Liquidation. In the event of a liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment of our liabilities and obligations to creditors and any holders of preferred stock, our remaining assets will be distributed ratably among the holders of shares of common stock on a per share basis.

Rights and Preferences. Our common stock has no preemptive, redemption, conversion or subscription rights. The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Merger. In the event of a merger or consolidation of us with or into another entity, holders of each share of common stock will be entitled to receive the same per share consideration.

Listing. Our common stock is listed on the New York Stock Exchange under the trading symbol “DPZ.”

Preferred Stock

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges, and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation, dissolution or winding-up before any payment is made to the holders of shares of our common stock. Under certain circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock and the market value of our common stock. There are no shares of preferred stock outstanding, and we have no present intention to issue any shares of preferred stock.

Other Provisions of our Certificate of Incorporation and By-laws

Election of Directors. Our certificate of incorporation provides for each member of our board to be elected annually and directors may be removed, with or without cause, upon the affirmative vote of the holders of a majority of our then outstanding capital stock entitled to vote at an election of directors.

Elimination of Stockholder Action Through Written Consent. Our by-laws provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

Elimination of the Ability to Call Special Meetings. Our certificate of incorporation and by-laws provide that, except as otherwise required by law, special meetings of our stockholders can only be called pursuant to a resolution adopted by a majority of our board of directors or by our chief executive officer or the chairman of our board of directors. Stockholders are not permitted to call a special meeting or to require our board to call a special meeting.

Advanced Notice Procedures for Stockholder Proposals. Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board. Stockholders at our annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting and has provided us with the other information required under our by-laws. Although our by-laws do not give our board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our by-laws may have the effect of precluding the conduct of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Amendments to the Certificate of Incorporation or By-laws. Our certificate of incorporation and by-laws provide that the affirmative vote of holders of at least 75% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal some of their provisions, unless, in certain circumstances, such amendment or change has been approved by a majority of those directors who are not affiliated or associated with any person or entity holding 10% or more of the voting power of our outstanding capital stock or who have been determined by us to be independent under the applicable listing standards of the New York Stock Exchange. This requirement of a super-majority vote to approve amendments to our certificate of incorporation and by-laws could enable a minority of our stockholders to exercise veto power over any such amendments.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations with Interested Stockholders. We are subject to the “business combination” provisions of the Delaware General Corporation Law. In general, such provisions prohibit a publicly-held Delaware corporation from engaging in any “business combination” transactions with any “interested stockholder” for a period of three years after the date on which the person became an “interested stockholder,” unless:

•	prior to such date, the board of directors approved either the “business combination” or the transaction which resulted in the “interested stockholder” obtaining such status;

•	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. However, Bain Capital, LLC and its affiliates will not be deemed to be “interested stockholders” regardless of the percentage of our voting stock owned by them. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law and provides that we will indemnify them to the fullest extent permitted by such law. We have entered into indemnification agreements with our current directors and executive officers and expect to enter into a similar agreement with any new directors or executive officers. We also maintain customary directors’ and officers’ liability insurance policies that provide coverage to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and to us with respect to indemnification payments that we may make to directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

We may sell securities in any of the ways described below or in any combination thereof:

•	to or through underwriters or dealers;

•	through one or more agents; or

•	directly to purchasers or to a single purchaser.

The distribution of the securities by us may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities, the proceeds to us, and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the applicable prospectus supplement and may be changed from time to time.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments which the agents, underwriters or third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

Our common stock is listed on the New York Stock Exchange. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

The validity of the issuance of the shares of common stock described in this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The validity of the common stock offered hereby will be passed upon on behalf of any underwriters or agents, as the case may be, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 3, 2016, have been so incorporated in reliance of the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of our common stock, reference is made to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. We are required to file annual and quarterly reports, special reports, proxy statements, and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the fiscal year ended January 3, 2016, filed with the SEC on February 25, 2016 (File No. 001-32242);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 27, 2016, June 19, 2016 and September 11, 2016, filed with the SEC on April 28, 2016, July 21, 2016 and October 18, 2016, respectively (File No. 001-32242);

•	Our Current Reports on Form 8-K, filed with the SEC on April 28, 2016 and May 25, 2016 (File No. 001-32242);

•	The description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on July 13, 2004 (File No. 001-32242), as supplemented by the “Description of Capital Stock, Certificate of Incorporation and By-Laws” included in this prospectus and including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Secretary

Domino’s Pizza, Inc.

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

(734) 930-3030

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.biz.dominos.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered.

Securities and Exchange Commission registration fee	$	*
FINRA filling fee		**
Printing and engraving expenses		**
Blue sky fees and expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Transfer Agent and Registrar fees		**
Miscellaneous		**

Total	$

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and 457(r).
**	These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Domino’s Pizza, Inc. is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which relates to unlawful payment of dividends and unlawful stock purchases and redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the General Corporation Law of the State of Delaware provides as follows:

A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the Delaware General Corporation Law.

As permitted by the Delaware General Corporation Law, we have included in our certificate of incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our certificate of incorporation and by-laws provide that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

All of Domino’s Pizza, Inc.’s directors and officers are covered by insurance policies maintained by Domino’s Pizza, Inc. against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended. In addition, we have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law. The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against us or our directors or officers, but to the extent a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by us, and we would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to our benefit but would be offset by our obligations to the director or officer under the indemnification agreement.

Underwriting agreements generally provide that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act.

Also see “Item 17. Undertakings.”

Item 16.	Exhibits.

Exhibit Number	Exhibit Title

1.1	Form of Underwriting Agreement*

3.1	Form of Second Restated Certificate of Incorporation of Domino’s Pizza, Inc. (Incorporated by reference to Exhibit 3.1 to the Domino’s Pizza, Inc. registration statement on Form S-1 filed on April 13, 2004 (Reg. No. 333-114442) (the “S-1 Registration Statement”)).

3.2	Certificate of Amendment to the Second Restated Certificate of Incorporation of Domino’s Pizza, Inc. (Incorporated by reference to Exhibit 3.2 to the Domino’s Pizza, Inc. Quarterly Report on Form 10-Q for the quarterly period ended June 14, 2015).

3.3	Second Amended and Restated By-Laws of Domino’s Pizza, Inc. ((Incorporated by reference to Exhibit 3.3 to the Domino’s Pizza, Inc. Annual Report on Form 10-K for the fiscal year ended January 3, 2016).

4.1	Form of certificate representing shares of Common Stock, $.01 par value per share, for Domino’s Pizza, Inc. (Incorporated by reference to Exhibit 3.3 to the S-1 Registration Statement).

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in signature page)

*	To be filed, if necessary, and incorporated by reference to a Current Report on Form 8-K in connection with an offering of securities.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan on the 2nd day of December, 2016.

Domino’s Pizza, Inc.
(Registrant)

By:	/s/ Jeffrey D. Lawrence
Name: Jeffrey D. Lawrence
Title: Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Domino’s Pizza, Inc., hereby severally constitute and appoint J. Patrick Doyle, Jeffrey D. Lawrence and Adam J. Gacek, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ J. Patrick Doyle J. Patrick Doyle	President, Chief Executive Officer and Director (Principal Executive Officer)	December 2, 2016

/s/ Jeffrey D. Lawrence Jeffrey D. Lawrence	Chief Financial Officer (Principal Financial and Accounting Officer)	December 2, 2016

/s/ David A. Brandon David A. Brandon	Chairman of the Board of Directors	December 2, 2016

/s/ C. Andrew Ballard C. Andrew Ballard	Director	December 2, 2016

/s/ Andrew B. Balson Andrew B. Balson	Director	December 2, 2016

/s/ Diana F. Cantor Diana F. Cantor	Director	December 2, 2016

/s/ Richard L. Federico Richard L. Federico	Director	December 2, 2016

/s/ James A. Goldman James A. Goldman	Director	December 2, 2016

Signature	Title	Date

/s/ Gregory A. Trojan Gregory A. Trojan	Director	December 2, 2016

EXHIBIT LIST

Exhibit Number	Exhibit Title

1.1	Form of Underwriting Agreement*

3.1	Form of Second Restated Certificate of Incorporation of Domino’s Pizza, Inc. (Incorporated by reference to Exhibit 3.1 to the Domino’s Pizza, Inc. registration statement on Form S-1 filed on April 13, 2004 (Reg. No. 333-114442) (the “S-1 Registration Statement”)).

3.2	Certificate of Amendment to the Second Restated Certificate of Incorporation of Domino’s Pizza, Inc. (Incorporated by reference to Exhibit 3.2 to the Domino’s Pizza, Inc. Quarterly Report on Form 10-Q for the quarterly period ended June 14, 2015).

3.3	Second Amended and Restated By-Laws of Domino’s Pizza, Inc. ((Incorporated by reference to Exhibit 3.3 to the Domino’s Pizza, Inc. Annual Report on Form 10-K for the fiscal year ended January 3, 2016).

4.1	Form of certificate representing shares of Common Stock, $.01 par value per share, for Domino’s Pizza, Inc. (Incorporated by reference to Exhibit 3.3 to the S-1 Registration Statement).

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in signature page)

*	To be filed, if necessary, and incorporated by reference to a Current Report on Form 8-K in connection with an offering of securities.